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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 26, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	0-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SEACOAST BANKING CORPORATION OF FLORIDA

Item 1.01 – Entry into a Material Definitive Agreement.

On July 28, 2016, Seacoast Banking Corporation of Florida (the “Company”), Basswood Capital Management, L.L.C. (“Basswood”) and Matthew Lindenbaum entered into Amendment No. 1 (the “Amendment”) to the Observer Rights Agreement, dated as of March 23, 2016, by and between the Company, Basswood and Mr. Lindenbaum (the “Agreement”).  Pursuant to the Amendment, the date following which either Mr. Lindenbaum or the Company may terminate the Agreement was extended from September 23, 2016 to November 30, 2016.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2016, the Company increased the size of its board of directors from thirteen to fourteen and appointed Timothy S. Huval as a director, effective immediately. Mr. Huval will stand for election as a Class I director at the Company’s 2017 annual meeting of shareholders and, if elected, will serve a term expiring at the Company’s 2018 annual meeting of shareholders, along with the other Class I directors.

Mr. Huval was also appointed as a director of the Company’s operating subsidiary, Seacoast National Bank.

Mr. Huval, age 49, is Senior Vice President and Chief Human Resources Officer of Humana Inc., a leading health and well-being company, since January 2013. At Humana, he serves as a member of the management team and is responsible for all aspects of human resources and business services.

Prior to joining Humana, Mr. Huval spent 10 years from November 2002 to December 2012 at Bank of America Corporation (“BOA”) in multiple senior-level roles. From 2011 to December 2012, he served as BOA’s Senior Vice President and Consumer Service and Operations Executive, after serving as Senior Vice President and Home Loan Servicing Executive from 2010 to 2011. From 2007 to 2010, Mr. Huval was BOA’s Chief Operations Officer and Delaware Market President, Card Services. Other positions he held at BOA include Human Resources Executive and Chief Information Officer for Global Wealth & Investment Management. While at BOA, Mr. Huval also served as chair of their Consumer Banking, Business Banking and Enterprise Client Coverage Diversity & Inclusion Business Council.

Mr. Huval earned a master’s degree in public administration from Brigham Young University, a bachelor’s degree in marketing from Weber State and an associate degree in business management from Salt Lake Community College. He was also awarded an honorary doctorate in Humane Letters from Salt Lake Community College.

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On July 26, 2016, Seacoast issued a press release announcing the appointment of Mr. Huval to the board of directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Observer Rights Agreement, dated as of July 28, 2016, by and between Seacoast, Basswood and Matthew Lindenbaum

99.1	Press Release dated July 26, 2016 announcing the appointment of Timothy S. Huval as a director of Seacoast

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
(Registrant)

Date: July 29, 2016	By:	/s/ Stephen Fowle
Stephen Fowle
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Observer Rights Agreement, dated as of July 28, 2016, by and between Seacoast, Basswood and Matthew Lindenbaum

99.1	Press Release dated July 26, 2016 announcing the appointment of Timothy S. Huval as a director of Seacoast